                   EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

The Board of Directors

PRB Gas Transportation, Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated February 4, 2005 appearing in the S-1/A dated April 12, 2005 of PRB Gas Transportation, Inc., for the fiscal year ended December 31, 2004.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado

September 14, 2005